Exhibit 99.1

Vertex Energy, Inc.	Investor Relations Contact Marlon Nurse, DM Senior VP – Investor Relations 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Revenue Down 31.7%, Gross Margins of 11% in Second Quarter 2015

Conference Call Tomorrow August 11, 2015 at 9:00 A.M. EDT

Houston, TX – August 10, 2015 Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the three and six months ended June 30, 2015. The Company will host a conference call tomorrow, August 11, 2015 at 9 am EDT.

FINANCIAL HIGHLIGHTS FOR THREE MONTHS ENDED JUNE 30, 2015

•	Revenue for the second quarter of 2015 versus second quarter of 2014 was down 31.7% to $49.1 million, resulting in Net Loss of ($0.02) Per Share.

•	EBITDA* of $1,673,094 for the three months ended June 30, 2015.

•	Overall volumes of product sold, which illustrates our reach into the market, increased 19% for the second quarter of 2015 over second quarter of 2014.

•	Street collections increased 36% year over year (for the second quarter of 2015 versus 2014).

•	We acquired a strategic collection platform in Louisiana which we believe will lower feedstock costs at our Marrero, Louisiana plant.

•
We raised $25 million in a private placement and paid down $15.1 million to our senior lender Goldman Sachs, bringing our outstanding debt to $24 million owed under this senior note, a reduction of 37.7%.

•	Our Heartland business unit posted positive results with gross profit of $1.3 million.

FINANCIAL HIGHLIGHTS FOR SIX MONTHS ENDED JUNE 30, 2015

•	Revenue for the six months ended June 30, 2015 was $86.9 million.

•	Overall volumes of product sold rose 24% for the first six months of 2015 over the same period in 2014.

•	Street collections increased 53% year over year for the first six months of 2015 over the same period in 2014.

•	We signed a lease for use of the re-refinery plant located in Churchill County, Nevada.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy said, “We are stronger today having weathered the storm brought on by the instability in the oil markets in previous quarters. We took some key steps that have helped us navigate through that adverse environment. Consequently, our operating business and financial performance have improved. Our financial performance surpassed a majority of our internal targets in the core business."

Mr. Cowart concluded, “We are encouraged by the significant progress in our business. Our street collections volume increased 53% year over year for the current quarter. We have reduced our adjusted pay for oil to less than zero with the implementation of our service fee model for the collections of used motor oil and environmental services. In addition, we have implemented a hedging program that we expect will reduce our inventory exposure to the volatility of oil prices. We remain cautious yet vigilant given the market uncertainties.”

Management of Vertex Energy will host a conference call tomorrow, August 11, 2015, at 9:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section of our website at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until September 11, 2015, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13614668.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. Vertex Energy also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology. Based in Houston, Texas, Vertex Energy also has offices in California, Chicago, Georgia, Nevada, and Ohio. More information on Vertex Energy can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST TAXES
DEPRECIATION AND AMORTIZATION (EBITDA)*

	For the Three Months Ended
	June 30, 2015	June 30, 2014
Net (loss) income	$(445,195)	$7,001,082
Add (deduct):
Interest Expense	556,975	657,235
Depreciation and amortization	1,561,314	1,068,273

EBITDA*	$1,673,094	$8,726,590

* EBITDA is a non-GAAP financial measure. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it provides additional useful information to investors due to the various non-cash items during the period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$5,717,543	$6,017,076
Accounts receivable, net	13,033,513	9,936,948
Current portion of notes receivable	1,000,000	3,150,000
Inventory	9,088,290	12,620,616
Prepaid expenses	2,803,310	1,245,307
Costs in excess of billings	—	779,285
Total current assets	31,642,656	33,749,232

Noncurrent assets

Fixed assets, at cost	61,032,202	59,919,721
Less accumulated depreciation	(5,739,802)	(3,758,373)
Net fixed assets	55,292,400	56,161,348
Notes receivable	8,308,000	8,308,000
Intangible assets, net	17,640,950	18,512,960
Goodwill	4,922,353	4,922,353
Deferred financing cost. net	1,942,880	2,191,888
Deferred federal income tax	—	9,495,000
Other assets	481,450	481,450
Total noncurrent assets	88,588,033	100,072,999
TOTAL ASSETS	$120,230,689	$133,822,231

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,143,784	$21,984,136
Capital leases	408,145	492,755
Current portion of long-term debt	4,387,831	40,136,584
Revolving note	1,815,795	—
Deferred revenue	524,923	463,210
Total current liabilities	28,280,478	63,076,685
Long-term liabilities
Long-term debt	22,555,893	1,867,574
Derivative liability	5,211,085	—
Contingent consideration	6,069,000	6,069,000
Deferred federal income tax	—	4,189,000
Total liabilities	62,116,456	75,202,259

COMMITMENTS AND CONTINGENCIES
Series B Preferred shares, $.001 par value per share:
10,000,000 shares authorized, 8,064,534 and 0 shares issued and outstanding
at June 30, 2015 and December 31, 2014, respectively with liquidation preference	10,791,675	—
of $25,025,000 at June 30, 2015

EQUITY
Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 authorized and 612,943 and 630,419 issued
and outstanding at June 30, 2015 and December 31,
2014, respectively	613	630
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 28,181,761 and 28,108,105
issued and outstanding at June 30, 2015 and
December 31, 2014, respectively	28,182	28,109
Additional paid-in capital	52,709,652	46,595,472
Retained earnings (accumulated deficit)	(5,415,889)	11,995,761
Total Equity	$47,322,558	$58,619,972
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND EQUITY	$120,230,689	$133,822,231

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$49,119,711	$72,079,622	$86,804,050	$119,429,280
Cost of revenues	43,635,177	63,844,569	81,643,633	106,188,202
Gross profit	5,484,534	8,235,053	5,160,417	13,241,078

Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	5,641,250	4,363,617	11,011,278	7,079,966
Depreciation and amortization expense	1,561,314	1,068,273	3,118,296	1,800,950
Acquisition related expenses	—	1,959,418	157,678	2,559,830
Total operating expenses	7,202,564	7,391,308	14,287,252	11,440,746

Income (loss) from operations	(1,718,030)	843,745	(9,126,835)	1,800,332

Other income (expense):
Provision for doubtful accounts	—	—	(2,650,000)	—
Other income	10	7	18	377
Gain on bargain purchase	—	6,481,051	—	6,481,051
Other income (expense)	12,818	(10,866)	(57,660)	(10,866)
Gain on change in value of derivative liability	1,816,982	—	1,816,982	—
Interest expense	(556,975)	(657,235)	(2,088,155)	(733,046)
Total other income (expense)	1,272,835	5,812,957	(2,978,815)	5,737,516

Income (loss) before income tax	(445,195)	6,656,702	(12,105,650)	7,537,848

Income tax benefit (expense)	—	—	(5,306,000)	—

Net income (loss)	$(445,195)	$6,656,702	$(17,411,650)	$7,537,848

Net income (loss) attributable to non-controlling interest	$—	$344,380	$—	$325,399

Net income (loss) attributable to Vertex Energy, Inc.	$(445,195)	$7,001,082	$(17,411,650)	$7,863,247

Earnings (loss) per common share
Basic	$(0.02)	$0.31	$(0.62)	$0.36
Diluted	$(0.02)	$0.28	$(0.62)	$0.33

Shares used in computing earnings per share
Basic	28,130,575	22,826,102	28,124,492	22,025,316
Diluted	28,130,575	24,847,456	28,124,492	23,879,500

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2015
	Common Stock Shares	Common Stock $.001 Par	Series A Preferred Stock Shares	Series A Preferred Stock $.001 Par	Additional Paid-in Capital	Retained Earnings	Total Equity
Balance on January 1, 2015	28,108,105	$28,109	630,419	$630	46,595,472	$11,995,761	$58,619,972
Share based compensation expense, total	—	—	—	—	176,426	—	176,426
Issuance of restricted common stock	56,180	56	—	—	199,944	—	200,000
Conversion of preferred A stock to common	17,476	17	(17,476)	(17)	—	—	—
Beneficial conversion feature on Preferred stock (APIC)	—	—	—	—	5,737,810	—	5,737,810
Net income (loss)	—	—	—	—	—	(17,411,650)	(17,411,650)
Balance on June 30, 2015	28,181,761	$28,182	612,943	$613	$52,709,652	$(5,415,889)	$47,322,558

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)
	Six Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities
Net income (loss)	$(17,411,650)	$7,537,848
Adjustments to reconcile net income to cash provided by (used in) operating activities
Stock based compensation expense	176,426	101,378
Depreciation and amortization	3,118,296	1,800,950
Gain on acquisition	—	(6,481,051)
Loss on asset sale	63,410	—
Gain on change in fair value of derivative liability	(1,816,982)	—
Deferred federal income tax	5,306,000	—
Changes in operating assets and liabilities
Accounts receivable	(3,096,566)	(2,237,992)
Accounts receivable - other	—	950,000
Allowance for doubtful accounts	2,650,000	—
Notes receivable-related party	—	(1,027,321)
Inventory	3,532,326	(3,679,989)
Prepaid expenses	(327,343)	(2,717,571)
Costs in excess of billings	779,285	—
Accounts payable	(640,352)	9,464,956
Deferred revenue	61,713	—
Other assets	—	(79,806)
Net cash provided by (used in) operating activities	(7,605,437)	3,631,402

Cash flows from investing activities
Acquisition of Omega	—	(28,764,099)
Purchase of fixed assets	(1,196,240)	(2,635,882)
Proceeds from asset sales	4,500	—
Notes receivable	(500,000)	—
Net cash used in investing activities	(1,691,740)	(31,399,981)

Cash flows from financing activities
Line of credit payments, net	—	304,000
Proceeds from sale of stock	23,557,552	15,803,000
Payments on notes payable	(16,375,703)	(9,634,029)
Proceeds from note payable	—	40,509,906
Proceeds from revolving note	1,815,795	—
Debt issue cost	—	(2,452,157)
Proceeds from exercise of common stock options and warrants	—	211,062
Net cash provided by (used in) financing activities	8,997,644	44,741,782

Net change in cash and cash equivalents	(299,533)	16,973,203

Cash and cash equivalents at beginning of the period	6,017,076	2,678,628

Cash and cash equivalents at end of period	$5,717,543	$19,651,831

SUPPLEMENTAL INFORMATION
Cash paid for interest	$2,071,299	$733,046
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$17	$644
Note payable for acquisition of E-Source interest	$—	$854,050
Additional paid in capital for acquisition of E-Source interest	$—	$231,260
Shares issued as payment	$200,000	$—
Beneficial conversion feature for Series B Preferred stock	$5,725,819	$—
Fair value of warrants issued with series B Preferred stock	$7,028,067	$—